EXHIBIT 5.1

JONES DAY

3161 MICHELSON DRIVE, SUITE 800 • IRVINE, CALIFORNIA 92612
TELEPHONE: (949) 851-3939 • FACSIMILE: (949) 553-7539

May 10, 2013

Sempra Energy
101 Ash Street
San Diego, California 92101

Re:	Registration Statement on Form S-8 Filed by Sempra Energy

Ladies and Gentlemen:

We have acted as counsel for Sempra Energy, a California corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 10,900,000 shares of common stock, without par value (the “Shares”), of the Company that may be issued or delivered and sold pursuant to the 2013 Sempra Energy Long-Term Incentive Plan (the “Plan”). In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares that may be issued or delivered and sold pursuant to the Plan have been authorized by all necessary corporate action and will be, when issued or delivered and sold in accordance with the terms of the Plan, and the authorized forms of award agreements under the Plan, validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the internal laws of the State of California as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction. In addition, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the Plan and the applicable award agreements under the Plan will be in full force and effect at all times at which the Shares are issued or delivered or sold by the Company, and the Company will take no action inconsistent with such resolutions.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the Shares to be issued and sold pursuant to the Plan under the Act. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Jones Day